UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 22, 2024, Tellurian Inc. (“Tellurian” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with an institutional investor (the “Investor”) providing for, among other things, amendments to the indentures governing its 10.00% senior secured notes due 2025 (the “Senior Notes”) and its 6.00% senior secured convertible notes due 2025 (the “Convertible Notes,” and together with the Senior Notes, the “Notes”) previously issued to the Investor.

At the closing of the transactions contemplated by the Letter Agreement, (i) Tellurian will pay $4.0 million of the top-up amount contemplated by the previously disclosed letter agreement between Tellurian and the Investor dated December 28, 2023 in cash, with the balance of such top-up amount, if any, to be added to the principal amount of the Senior Notes, (ii) certain terms of the indentures governing the Notes will be amended as summarized below, (iii) the Investor will receive all shares of common stock of the Company in respect of the interest payments due on the Notes through maturity, subject to certain lock-up provisions and anti-shorting restrictions, and (iv) Tellurian Investments LLC, a wholly owned subsidiary of the Company (“Tellurian Investments”), will provide a non-recourse pledge of all of its equity interests in Driftwood LNG Holdings LLC, a wholly owned subsidiary of Tellurian Investments that owns the principal properties of the Company comprising the Driftwood Project (“Driftwood LNG Holdings”).

Key terms of the amendments to the indentures governing the Notes to be made pursuant to the transaction are as follows:

E&P Asset Disposition. The indenture governing the Senior Notes will require the Company to use its reasonable best efforts to sell its upstream natural gas exploration and production assets (the “E&P Sale”) and to use the proceeds from such sale to repay amounts due under the Senior Notes.

April 2024 Interest Payment. The indentures governing the Notes will provide that the quarterly cash interest payment due, and any stock shortfall payment owed, on April 1, 2024 in respect of the Notes will be added to the aggregate principal amounts of the applicable Notes.

Minimum Liquidity. The Company’s minimum liquidity requirement will be reduced from $40.0 million to (i) $25.0 million for the period commencing in February 2024 through and including April 30, 2024; (ii) $30.0 million for the period commencing on May 1, 2024 through and including May 31, 2024; (iii) $35.0 million for the period commencing on June 1, 2024 through and including June 30, 2024; and (iv) $40.0 million for the period commencing July 1, 2024 and thereafter.

From and after the earlier of the E&P Sale and the repayment in full of the Senior Notes, the minimum liquidity requirement in the indenture governing the Convertible Notes will be replaced with a requirement to have $35.0 million held in a blocked account for the benefit of the collateral trustee thereunder, with such required amount reducing to $25.0 million when the outstanding principal amount of the Convertible Notes is less than $50.0 million.

Between July 1, 2024 and October 1, 2024, any excess cash flow generated by Tellurian’s upstream properties after the payment of certain expenses will be used to pay principal and interest on the Senior Notes on a monthly basis.

Convertible Notes. The Convertible Notes will become convertible at a price of approximately $1.05 per share, with the number of shares of common stock of the Company issuable upon conversion limited to approximately 42.7 million. Once that limitation is reached, the remaining principal amount of the Convertible Notes will remain outstanding as a non-convertible instrument. The Convertible Notes will amortize on a straight-line basis over 10 months beginning on January 1, 2025. The right of the holder of the Convertible Notes to cause the Company to redeem those notes on or after October 1, 2024 as a result of a failure to satisfy a liquidity threshold will be eliminated.

Collateral. Tellurian Investments will provide a non-recourse pledge of all of its equity interests in Driftwood LNG Holdings and a certain intercompany note to secure the obligations under the indentures governing the Notes.

Certain additional upstream natural gas exploration and production assets of the Company’s subsidiary Tellurian Production Holdings LLC will be subject to additional security interests and mortgages to secure the obligations under the indentures governing the Notes.

Upon repayment in full of the Senior Notes, substantially all collateral securing the Convertible Notes will be released.

The Letter Agreement contains customary representations, warranties, and agreements by the Company, obligations of the parties, termination provisions, and closing conditions.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 5.07.

Pursuant to, and concurrent with the execution of, the Letter Agreement, the Investor was deemed to have consented to each of the amendments to the supplemental indentures contemplated by the Letter Agreement. The Investor is the holder of the Notes.

Item 7.01	Regulation FD Disclosure.

On February 22, 2024, the Company issued a press release regarding the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of February 22, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: February 22, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer